SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a party other than the Registrant |_|

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|_| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as Permitted by Rule
    14a-6(e)(2))
|_| Definitive Proxy Statement
|_| Definitive Additional Materials
|X| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              QUANTA SERVICES, INC.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                                EXPLANATORY NOTE

                  Quanta Services, Inc., a Delaware corporation ("Quanta Services"), is filing the materials contained in this Schedule 14A with the Securities and Exchange Commission on February 22, 2002 in connection with the solicitation of proxies for electing the board of directors of Quanta Services at the 2002 annual meeting of Quanta Services' stockholders.

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[QUANTA SERVICES LOGO]                                             PRESS RELEASE


FOR IMMEDIATE RELEASE


Contacts:
James Haddox, CFO             Jim Barron                     Ken Dennard / kdennard@easterly.com
Reba Reid                     Jonas Leddington               Lisa Elliott / lisae@easterly.com
Quanta Services, Inc.         Citigate Sard Verbinnen        Easterly Investor Relations
713-629-7600                  212-687-8080                   713-529-6600



                 QUANTA STATEMENT ON PROPOSED UTILICORP NOMINEES

HOUSTON - FEBRUARY 22, 2002 - Quanta Services, Inc. (NYSE:PWR), a leading provider of specialized contracting services to the electric power, gas, telecommunications and cable television industries, today issued the following statement regarding UtiliCorp's (NYSE:UCU) proposed nominees for election to the Quanta board.

John Colson, Quanta's chief executive officer, said: "UtiliCorp has nominated a slate that it can so clearly dominate. It is difficult to imagine how UtiliCorp's hand-picked nominees could protect the rights and interests of the non-UtiliCorp shareholders who own more than 60 percent of Quanta's stock. Furthermore, UtiliCorp's nominees have virtually no useful operating experience in our business, and would displace existing directors who are responsible for hundreds of millions of dollars of Quanta's revenues."

Colson continued: "Six of UtiliCorp's nine proposed nominees are current executives of UtiliCorp or a controlled entity. All of the six are on UtiliCorp-controlled payrolls. Two of the nine - including UtiliCorp's president and CEO - are already designated by UtiliCorp to Quanta's board. Another of the nominees is a partner in a law firm that does work for UtiliCorp. Seven of the proposed nominees don't own any Quanta stock. And two of the nominees were named defendants in a shareholder lawsuit involving a company that UtiliCorp recently took public and then repurchased at a lower price."

Colson concluded: "As we have said previously, we intend to vigorously oppose UtiliCorp's actions. They have promised nothing concrete and their vague plans offer no real benefits or protections to Quanta's other shareholders. Our company is performing well - contrary to UtiliCorp's disingenuous public statements - and we recently reported record high fourth quarter cash flow. We are determined to protect the rights and interests of all of our shareholders."

Quanta Services, Inc. is a leading provider of specialized contracting services, delivering end-to-end network solutions for electric power, gas, telecommunications and cable television industries. The company's comprehensive services include designing, installing, repairing and maintaining network infrastructure nationwide.

Important Information

Quanta Services, Inc. plans to file a proxy statement with the Securities and Exchange Commission relating to Quanta's solicitation of proxies from its stockholders with respect to the Quanta Services, Inc. 2002 annual meeting of stockholders. QUANTA SERVICES, INC. ADVISES SECURITY HOLDERS TO READ ITS PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Quanta's proxy statement and other relevant documents will be available for free at www.sec.gov. You may also obtain a free copy of Quanta's proxy statement, when it becomes available, by writing to Quanta Services, Inc. at 1360 Post Oak Boulevard, Suite 2100, Houston, Texas 77056 or by contacting MacKenzie Partners, Inc., toll free at 1-800-322-2885. Detailed information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies of Quanta's stockholders is available in the soliciting materials on Schedule 14A filed by Quanta with the SEC.

This press release contains various forward-looking statements and information, including management's expectations of the impact of new branding and marketing initiatives. Although the company believes that the expectations reflected in such forward-looking statements are reasonable; it can give no assurance that such expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions including, among other matters, future growth in the electric utility and telecommunications outsourcing industry, and the ability of Quanta to complete acquisitions and to effectively integrate the operations of acquired companies, as well as general risks related to the industries in which Quanta operates. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. For a discussion of the risks, investors are urged to refer to the Company's reports filed under the Securities Exchange Act of 1934.


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